Exhibit 3.2


                       AMENDED AND RESTATED
                              BY-LAWS

                                OF

                       DEL MONTE CORPORATION

                      As Amended May 15, 1987
                and as Further Amended May 11, 1994


                             ARTICLE I

                     Meetings of Stockholders


        SECTION 1.01. Annual. The annual meeting of the stockholders of Del Monte Corporation (the "Company") shall be held in October, November or December each year at such place and such time as the Board of Directors shall fix.

        SECTION 1.02. Special. Special meetings of the
Stockholders may be called by the Chairman of the Board, by the Chief Executive Officer or by the Board of Directors and shall be held at such place, date and time as any of them shall fix.

        SECTION 1.03. Notice. Written notice of the time and place and, in the case of special meetings, the purpose or purposes of each meeting of stockholders shall be given not less than 10 days nor more than 50 days before each meeting to each stockholder entitled to vote at the meeting.

        SECTION 1.04. Quorum. At all meetings of stockholders the holders of a majority of the stock entitled to vote at said meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by statute or the Certificate of Incorporation. If a quorum is not present at any meeting of stockholders, the presiding officer may adjourn the meeting without notice other than by announcement at the meeting to another place, date and time. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed.

        SECTION 1.05. Voting. At all meetings of the stockholders, each stockholder entitled to vote may vote personally or by proxy. The instrument authorizing a proxy to act at any meeting shall be filed with the Secretary. All elections and other matters shall be decided by a majority of the shares entitled to vote at the meeting except as otherwise provided by statute, the Certificate of Incorporation or these By-Laws.

        SECTION 1.06. Written Consent. Any action required or permitted to be taken at any meeting of stockholders, including annual meetings, may be taken without a meeting and without notice, if a written consent thereto is signed by the holder(s) of all of the stock entitled to vote on such actions. Such written consent(s) shall be filed with the minutes of the Company.


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                            ARTICLE II

                        Board of Directors

        SECTION 2.01. Number and Term. The business and affairs of the Company shall be managed by or under the direction of a Board of Directors. The number of Directors shall be such number as may from time to time be fixed by resolution of the Board of Directors, but in no event shall such number be less than three. Directors shall be elected at each annual meeting of the stockholders and shall serve until the next annual meeting of the stockholders or until their successors are elected and shall qualify.

        SECTION 2.02. Resignation. Any director may resign at any time by giving written notice to the Chairman of the Board, to the Chief Executive Officer or to the Secretary. Unless otherwise stated in such notice of resignation, acceptance by the Board shall not be necessary to make it effective. Any resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon receipt.

        SECTION 2.03. Vacancies. Any vacancy on the Board of Directors and any newly created directorship resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by the sole remaining Director, and any Director so chosen shall hold office until the next annual meeting of the stockholders and until his successor shall be elected and shall qualify.

        SECTION 2.04. Meetings. As soon as practicable after the annual meeting of the stockholders, an annual meeting of the Board of Directors shall be held without notice at such place as may be designated by the Chairman of the Board or by the Chief Executive Officer for the purpose of electing officers and transacting such other business as may properly come before the meeting. Regular meetings of the Board of Directors may be held without notice at such dates, times and places as shall from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chief Executive Officer or the President or the Secretary. Special meetings of the Board of Directors pursuant to Section 2.07 of these By-Laws may be called upon not less than one hour's oral or written notice transmitted by any means of communication.

        SECTION 2.05. Quorum. One third, but not less than two
(2) of the directors in office shall constitute a quorum for the transaction of business. All matters coming before the Directors shall be determined by a majority vote of the Directors present, except as otherwise provided herein or required by law.

        SECTION 2.06. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee appointed by the Board of Directors may be taken without a meeting if all members thereof consent to such action in writing and such writing or writings are filed with the minutes of proceedings of the Board or committee.

        SECTION 2.07. Meeting via Conference Telephone. Members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.07 shall constitute presence in person at such meeting.


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                            ARTICLE III

                             Officers

        SECTION 3.01. Description. The Board of Directors shall annually elect a Chairman of the Board, a President and a Chief Executive Officer, who may be the same person and who may hold any other office, and a Secretary, Treasure, and such other officers with such titles as the Board of Directors may designate, who need not be Directors. The Board of Directors from time to time may fill such vacancies as may occur among the officers elected by the Board and may elect such additional officers with such titles as they may deem appropriate. Each officer shall have such powers and perform such duties as may be specified in the By-Laws as may be determined from time to time by the Board or by the Chief Executive Officer.

        SECTION 3.02. Terms. The officers elected by the Board of Directors shall hold their offices until the next annual meeting of the Board of Directors and until their successors shall be elected and shall qualify. Any such officer may resign at any time by giving written notice to the Chairman of the Board, the President, the Chief Executive Officer or to the Secretary. Unless otherwise stated in such notice of resignation, acceptance by the Board shall not be necessary to make it effective. Any resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon receipt. Any of said officers may be removed at any time by the Board of Directors.

        SECTION 3.03. Appointed Officers and Agents. The Chief Executive Officer may from time to time appoint one or more officers and agents with such titles, powers and duties as the Chief Executive Officer may specify. Any of said appointed officers or agents may be removed at any time by the Chief Executive Officer and may resign at any time by giving written notice to the Chief Executive Officer or to the Secretary.

        SECTION 3.04. Chief Executive Officer. The Chief Executive Officer, pursuant to the authority delegated to him by the Board of Directors, shall have all of the power and authority of the Board of Directors in managing the business and affairs of the Company except as reserved or restricted by law, the Company's Certificate of Incorporation or the By-Laws or as specifically reserved by the Board of Directors. He shall have general and active control of the business and affairs of the Company and the general supervision of its officers, employees and agents.

        SECTION 3.05. Delegation of Powers and Authority by Officers. All officers of the Company shall have such authority and perform such duties in the management of the Company as may be provided in these By-Laws, or as may be determined by the Chief Executive Officer. Each officer may further delegate to any other officer or to any employee or agent of the Company, such portions of their authority as the officer shall deem appropriate, subject to such limitations as the officer shall specify, and may revoke such authority at any time.

        SECTION 3.06. Stockholder Consents and Proxies. The Chief Executive Officer, President, Treasurer, Secretary, an Assistant Secretary, or any one of them, shall have the power and authority on behalf of the Company to execute any stockholders' consents and to attend and act and vote in person or by proxy at any meetings of the stockholders of any corporation in which the Company may own stock, and at any such meetings shall possess and may exercise any and all the rights and powers incident to the ownership of such stock which as the owner thereof the Company might have possessed and executed if present. The Board of Directors by resolutions from time to time may confer like power upon any other officer.


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                            ARTICLE IV

                 Shares of Stock and Certificates


        SECTION 4.01. Form. Any classes or series of the Company's stock, by resolution of the Board of Directors, may be in the form of uncertificated shares but every stockholder, upon request in the case of uncertificated shares and without request in the case of certificated shares, shall be entitled to have a certificate or certificates signed by the appropriate officers of the Company certifying the number of shares owned by him. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before the certificate is issued, such certificate may be issued as if such person were such officer, transfer agent or registrar at the date of issue.

        SECTION 4.02. Transfer of Ownership. Transfers of certificated shares shall be made upon surrender of the certificate therefor, and a written assignment of the shares evidenced thereby. Except when a certificate is issued under
Section 4.03, an outstanding certificate shall be cancelled before the new certificate is issued. Transfers of uncertificated shares shall be made upon written assignment.

        SECTION 4.03. Lost Certificates. Any person requesting a stock certificate in lieu of one lost, stolen or destroyed, shall provide the Company an affidavit as to ownership of the certificate and of the facts which go to prove its loss, theft or destruction. The Secretary may also require a bond sufficient to indemnify the Company against any claim that may be made on account of the alleged loss, theft or destruction of the certificate or the issuance of a new certificate.
        SECTION 4.04. Fixing Record Date. The Board of Directors may fix in advance a record date not more than 50 days nor less than 10 days before the date of any meeting of the stockholders, nor more than 50 days prior to any other action described below in this section, for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders and any adjournment thereof, or entitled to receive payment of any dividend or other distribution of any rights, or entitled to exercise the rights in respect of any change, conversion or exchange of stock for the purpose of any other lawful action.

                             ARTICLE V

                            Amendments

        These By-Laws may be altered, amended or repealed by a majority of the Board of Directors or by the stockholders.


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                       DEL MONTE CORPORATION

                     Certificate of Secretary



                                                      June 25, 1996



        I, William R. Sawyers, Secretary of Del Monte
Corporation, a New York corporation (the "Company"), do hereby certify the following:

        1. I am the duly elected, qualified and acting Secretary of the Company, a duly organized and existing New
            York corporation, and in charge of the minute books and corporate records of the Company.

        2. Attached hereto as Exhibit A is a true, correct and complete copy of resolutions duly adopted by the Board of Directors of the Company on March 6, 1996; and said resolutions have not been modified or rescinded and are at the date of this Certificate in full force and effect.


        IN WITNESS WHEREOF, I have executed this Certificate and affixed the corporate seal of the Company as of the date hereof.




                                    /s/  William R. Sawyers
                                    -------------------------
                                    Secretary


(Seal)

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                            Resolutions
                              of the
                        Board of Directors
                                of
                       Del Monte Corporation
                       Adopted March 6, 1996


WHEREAS, it is in the best interests of the Corporation to amend its By-laws to provide for the offices of Co-Chairmen, Co-Chief
Executive Officers and Co-Presidents;

        NOW THEREFORE BE IT

        RESOLVED, that Article III, Section 3.01 of the Amended and Restated By-laws of the Corporation be replaced by the following new Section 3.01, which shall read in its entirety as follows:

            "SECTION 3.01. Description. The Board of Directors shall annually elect a Chairman of the Board, a President and a Chief Executive Officer, who may be the same person and who may hold any other office, or two Co-Chairmen of the Board, two Co-Presidents and two Co-Chief Executive Officers, and a Secretary, a Treasurer and such other officers with such titles as the Board of Directors may designate, who need not be Directors. The Board of Directors from time to time may fill such vacancies as may occur among the officers elected by the Board and may elect such additional officers with such titles as they may deem appropriate. Each officer shall have such powers and perform such duties as may be specified in the By-Laws as may be determined from time to time by the Board or by the Chief Executive Officer or Co-Chief Executive Officers."

AND BE IT FURTHER

        RESOLVED, that Article III of the Amended and Restated
By-laws of the Corporation be further amended to add Section
3.04.1 thereto, which shall immediately follow Section 3.04 and shall read in its entirety as follows:

"SECTION 3.04.1. Co-Chief Executive Officers. In the absence of a Chief Executive Officer, the Board of Directors may elect two Co-Chief Executive Officers, who shall have such powers and perform such duties as may be assigned to them by the Board of Directors."